FLINT & CONNOLLY, LLP
                      ATTORNEYS AT LAW

                   	151 E. MAIN STREET. CANTON, GA 30114
                        TEL.(770) 720-4411
                        FAX (770) 720-3030
                      E-MAIL:flintconnolly@yahoo.com



                                          January 17,2001



United States
Securities and Exchange Commission

Ladies and Gentlemen:

	I herby consent to the use of the of the Opinion of Legality letter prepared by Flint & Connolly, LLP of even date, for the use by Raike Financial Group, Inc. in connection with its application for Registration of Securities of Small Business Issuers. I hereby further consent to the use of my name and the name of my law firm, Flint & Connolly, LLP, in conjunction with said application.


                              Very truly your,
                              Flint & Connolly, LLP



                              Douglas H. Flint
                              Attorney at Law



DHF:jf
Cc: Raike Financial Group, Inc.